U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

EAGLELINE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4837840
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

595 East Lancaster Avenue, Suite 300
Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock,	The NASDAQ Stock Market LLC
par value $0.0001 per share

Warrants, each exercisable for one	The NASDAQ Stock Market LLC
share of Class A Common Stock at an exercise
price of $11.50 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214091

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of Eagleline Acquisition Corp. (the “Registrant”). The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-214091), originally filed with the Securities and Exchange Commission on October 14, 2016, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

3.3	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

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Exhibit No.	Description

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

10.2	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214091), filed with the Securities and Exchange Commission on October 28, 2016).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLELINE ACQUISITION CORP.

Date: November 10, 2016	By:	/s/ Joseph L. Fox
	Name:	Joseph L. Fox
	Title:	President and Director

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